UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 19, 2003

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                              US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.            53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     In conjunction with US Airways Group Inc.'s (the Company) emergence from bankruptcy on March 31, 2003, the Company rejected its leases for its Pittsburgh, Pennsylvania, hub and related facilities, prospective to Jan. 5, 2004.

     Since that time, the Company has engaged in negotiations with the Allegheny County Airport Authority and a broader negotiating team lead by the Commonwealth of Pennsylvania to explore options that would reduce costs at the airport and allow the hub to be maintained. While the Company has not made any determination of whether to maintain a hub in Pittsburgh, the Company is pursuing negotiations for a new economic arrangement that can make the Pittsburgh hub successful for US Airways.

     Due to a number of budgetary issues pending before the Pennsylvania State Legislature and Allegheny County, these negotiations that were expected to have been concluded by now are still taking place. In order to continue to keep negotiations progressing constructively, US Airways announced on Oct. 8, 2003, that it will continue to fly its approximate current hub schedule of nearly 400 flights per day at Pittsburgh through Labor Day, Sept. 6, 2004. The Company believes that this extension will allow all parties to explore all options and opportunities for a long-term solution on airport debt, which is one of the sources of the uneconomic costs of the hub.

     In addition, the Company continues to evaluate the impact of low-cost carriers in light of the recent announcement that Southwest Airlines will begin serving Philadelphia International Airport in May 2004. Among the issues that need to be considered is how to compete effectively with airlines that average a cost per available seat mile (CASM) of approximately 6 cents (excluding fuel), which is well below the restructured operating costs the Company achieved during its bankruptcy reorganization. The Company is in the process of developing various scenarios to address the competitive threat. The scenario planning includes analyses of different operating models and those product, cost and distribution changes that are necessary to be competitive. The Company will also consider other restructuring efforts that may be necessary to maximize shareholder value. These planning efforts are in addition to the Company's commitment for 2004 to reduce expenses by $200 to $300 million through previously announced and anticipated productivity improvements.

     Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; ongoing market acceptance of the Company's new common stock; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

Date: December 19, 2003                                         By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

                                                                               US Airways, Inc. (REGISTRANT)

Date: December 19, 2003                                         By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)